Exhibit 10-P-1

AMENDMENT TO
FORD MOTOR COMPANY
1998 LONG-TERM INCENTIVE PLAN
(Effective as of January 1, 2006)

Paragraph (f)(3) of Article 5 is amended to read as follows:

"(f)(3) Notwithstanding the provisions of paragraph (f)(l) of this Article 5, if the Participant's employment with the Company shall be terminated under mutually satisfactory conditions, and the Participant had remained in the employ of the Company for at least six months following the date of any Stock Option Agreement under the Plan between the Participant and the Company relating to any Option or Stock Appreciation Right granted prior to January 1, 2006, and subject to the provisions of Article 8, all such Participant's rights under such Stock Option Agreement shall continue in effect or continue to accrue until the date three months after the date of such termination (but not later than the date ten years from the date of grant of any Option), subject, in the event of the Participant's death during such three-month period, to the provisions of paragraph (f)(7) of this Article 5 and subject to any other limitation on the exercise of such rights in effect at the date of exercise."

Paragraph (f)(5) of Article 5 is amended to read as follows:

"(f)(5) If, on or after the date that any Option or Stock Appreciation Right shall first have become exercisable, a Participant's employment with the Company shall be terminated for any reason except retirement, release because of disability, death, release because of a sale or other disposition of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, release under mutually satisfactory conditions (for any Option or Stock Appreciation Right granted prior to January 1, 2006), discharge, release in the best interest of the Company or voluntary quit, such Participant shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised, subject to the provisions of Article 8 and any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise."

(Note: Language to be added to Article 5 is shown in bold print.)